1072608

ENDORSED
FILED
In the office of the Secretary of State
of the State of California
MAY 10 1982
MARCH FONG EU, Secretary of State
Margaret L. Montgomery
Deputy

ARTICLES OF INCORPORATION

OF

THANKSGIVING COFFEE COMPANY, INC.

I

The name of this corporation is THANKSGIVING COFFEE COMPANY, INC.

II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California, other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

The name and address in the State of California of this corporation's initial agent for service of process is JAMES L. LARSON, Attorney at Law, 311 N. McPherson Street, P. O. Box 1369, Fort Bragg, California, 95437.

IV

This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 100,000.

Dated: May 7, 1982.

PAUL KATZEFF

JOAN KATZEFF

We, the undersigned, hereby declare that we are the persons who executed the foregoing articles of incorporation, which execution is our act and deed.

PAUL KATZEFF

JOAN KATZEFF

State of California
OFFICE OF THE SECRETARY OF STATE

I, *MARCH FONG EU*, Secretary of State of the State of California, hereby certify:

That the annexed transcript has been compared with the record on file in this office, of which it purports to be a copy, and that same is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this

JAN 28 1986


THE GREAT SEAL OF THE STATE OF CALIFORNIA
EUREKA

March Fong Eu

Secretary of State

ENDORSED
FILED
In the office of the Secretary of State
of the State of California

JAN 18 1985

MARCH FONG EU, Secretary of State

By JAMES E. HARRIS
Deputy

RESTATED
ARTICLES OF INCORPORATION
OF
THANKSGIVING COFFEE COMPANY, INC.
A California Corporation

PAUL KATZEFF and JOAN KATZEFF hereby certify that:

1. They are the Secretary and President, respectively, of THANKSGIVING COFFEE COMPANY, INC., a California corporation.

2. The Articles of Incorporation of this corporation shall be amended and restated to read as follows:

I

The name of this corporation is THANKSIVING COFFEE COMPANY, INC.

II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

The name and address in the State of California of this corporation's initially designated agent for service of process is:

JAMES L. LARSON, Attorney at Law, 311 N. McPherson Street,
P. O. Box 1369, Fort Bragg, California 95437

IV

This corporation is authorized to issue only one class of stock; and the total number of shares which this corporation is authorized to issue is 1,960,000 shares of no par value stock. Upon the amendment of this article to read as herein set forth, each outstanding share is split up and converted into 19.6 shares, each of which is classified as capital stock, and the total number of authorized shares is increased from 100,000 to 1,960,000.

3. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the Board of Directors of this Corporation.

4. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with §902 of the Corporations Code. The total number of outstanding shares of the corporation is 50,000. The number of shares voting in favor of the amendment equalled or exceeded the vote required. The percentage vote required was more than 50% and the vote in favor was unanimous.

We further declare under penalty of perjury that under the laws of the State of California the matters set forth in this Certificate are true and correct of our own knowledge.

Date: December 10, 1984

JOAN KATZEFF, President

PAUL KATZEFF, Secretary

State of California

OFFICE OF THE SECRETARY OF STATE

I, *MARCH FONG EU*, Secretary of State of the State of California, hereby certify:

That the annexed transcript has been compared with the record on file in this office, of which it purports to be a copy, and that same is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this

MAY 10 1982

March Fong Eu

Secretary of State

ENDORSED
FILED
in the office of the Secretary of State
of the State of California
JAN 18 1985
MARCH FONG EU, Secretary of State
By JAMES E. HARRIS
Deputy

RESTATED
ARTICLES OF INCORPORATION
OF
THANKSGIVING COFFEE COMPANY, INC.
A California Corporation

PAUL KATZEFF and JOAN KATZEFF hereby certify that:

1. They are the Secretary and President, respectively, of THANKSGIVING COFFEE COMPANY, INC., a California corporation.

2. The Articles of Incorporation of this corporation shall be amended and restated to read as follows:

I

The name of this corporation is THANKSIVING COFFEE COMPANY, INC.

II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

The name and address in the State of California of this corporation's initially designated agent for service of process is:

JAMES L. LARSON, Attorney at Law, 311 N. McPherson Street,
P. O. Box 1369, Fort Bragg, California 95437

IV

This corporation is authorized to issue only one class of stock; and the total number of shares which this corporation is authorized to issue is 1,960,000 shares of no par value stock. Upon the amendment of this article to read as herein set forth, each outstanding share is split up and converted into 19.6 shares, each of which is classified as capital stock, and the total number of authorized shares is increased from 100,000 to 1,960,000.

3. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the Board of Directors of this Corporation.

4. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with §902 of the Corporations Code. The total number of outstanding shares of the corporation is 50,000. The number of shares voting in favor of the amendment equalled or exceeded the vote required. The percentage vote required was more than 50% and the vote in favor was unanimous.

We further declare under penalty of perjury that under the laws of the State of California the matters set forth in this Certificate are true and correct of our own knowledge.

Date: December 10, 1984

JOAN KATZEFF, President

PAUL KATZEFF, Secretary